EXHIBIT 99.1
PCTEL Forms Joint Venture With Eclipse Design Technologies
PCTEL Secure To Provide Services and Platforms for Secure Communication Products
BLOOMINGDALE, IL, January 5, 2011 —PCTEL, Inc. (NASDAQ: PCTI), a leader in antenna and scanning receiver solutions and Eclipse Design Technologies, Inc. announced today that they have launched a new joint venture — PCTEL Secure LLC — that will provide engineering services and design platforms that enable secure applications. PCTEL will initially own a majority interest in PCTEL Secure and has the right to acquire the rest of the company over the next three years.
“PCTEL Secure will leverage unique capabilities within Eclipse Design and the outstanding resources that PCTEL has in RF, DSP, and system software,” said Marty Singer, PCTEL’s Chairman and CEO. “PCTEL Secure will provide services and deliver fully integrated products to our existing OEM customers, wireless distributors, and specialized Value Added Resellers,” added Singer.
PCTEL currently designs, develops, and manufactures antenna solutions for defense systems integrators, public safety, and a variety of enterprise applications. The company also designs, develops, and manufactures scanning receivers that are applicable to a variety of defense and security-related applications.
“Eclipse Design Technologies is excited about the opportunity to work with PCTEL on the creation and delivery of secure solutions,” said Tony Vitucci, Co-founder and Vice President of Eclipse Design.
Mr. Vitucci, who worked for Motorola in its infrastructure division and whose companies have designed complex semiconductors, circuit boards and software solutions for the communications industry, will serve as PCTEL Secure’s Vice President, Sales and Marketing.

PCTEL Secure will be managed by Tony Kobrinetz who is PCTEL’s Vice President, Technology and Operations.
PCTEL plans to initially invest $2.5 million.
About PCTEL
PCTEL, Inc. (NASDAQ: PCTI), is a global leader in propagation and wireless network optimization solutions. The company designs and develops software-based radios for wireless network optimization and develops and distributes innovative antenna solutions. The company’s SeeGull® scanning receivers, receiver-based products and CLARIFY® interference management solutions are used to measure, monitor and optimize mobile networks. PCTEL’s SeeGull scanning receivers are deployed in industry leading wireless test and measurement equipment and viewed as an essential wireless data collection tool for cellular network optimization, drive tests, and spectrum clearing. PCTEL develops and supports scanning receivers for LTE, EVDO, CDMA, WCDMA, TD-SCDMA and WiMAX networks. SeeHawk™, PCTEL’s latest analysis tool, facilitates the visualization of data from all of PCTEL’s data collection devices. PCTEL Secure, a joint venture with Eclipse Design Technologies, designs Android-based, secure communication products.
PCTEL’s MAXRAD®, Bluewave™ and Wi-Sys™ antenna solutions address public safety, military, aviation, defense and government applications; SCADA, Health Care, Energy, Smart Grid and Agricultural applications; Indoor Wireless, Wireless Backhaul, and Cellular applications. Its portfolio includes a broad range of WiMAX antennas, WiFi antennas, Land Mobile Radio antennas, and precision GPS antennas that serve innovative applications in telemetry, RFID, in-building, fleet management, and mesh networks. PCTEL provides parabolic antennas, ruggedized antennas, Yagi antennas, military antennas, precision aviation antennas and other high performance antennas for many applications. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, www.antenna.pctel.com, or www.rfsolutions.pctel.com
About Eclipse Design Technologies
Eclipse Design Technologies was founded by expert IC design engineers with over 30 years of proven experience in delivering engineering services for complex IC and product design in wireless communications, aerospace and defense, set-top boxes, networking, automotive and electronic design automation. Eclipse expertise spans a broad range of experience enabling a full range of service offerings from system conception to physical design to board prototyping and embedded software development

PCTEL SAFE HARBOR
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s expectations relating to the formation of a joint venture with Eclipse Design Technologies to provide engineering services and design platforms that will enable secure applications to existing OEM customers, wireless distributors and specialized Value Added Resellers, and the benefits resulting from the leverage of Eclipse Design’s unique capabilities and the resources PCTEL has in RF, DSP and system software, are forward looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the secure smartphone solutions business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.
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For further information contact:
Jack Seller
Public Relations
PCTEL, Inc.
(630)339-2116
jack.seller@pctel.com